EXHIBIT 10.6
                                                                    ------------

                              TERMINATION AGREEMENT
                              ---------------------

          THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of February 28, 2005, by and between SPEECH SWITCH, INC., a New Jersey corporation, formerly known as IVOICE TECHNOLOGY III, INC. (the "Company"), and CORNELL CAPITAL PARTNERS, LP., a Delaware limited partnership (the "Buyer").


                                    Recitals:
                                    ---------

          WHEREAS, the Company and the Buyer entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"); Convertible Debentures (the "Convertible Debentures"); a Security Agreement (the "Security Agreement"); an Investor Registration Rights Agreement (the "Investor Registration Rights Agreement"); an Escrow Agreement (the "Escrow Agreement"); and an Irrevocable Transfer Agent Instructions (the "Irrevocable Transfer Agent Instructions"), all of which are dated August 10, 2004 (collectively, the Securities Purchase Agreement, Convertible Debentures issued thereto dated August 10, 2004 and November 17, 2004, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement and Irrevocable Transfer Agent Instructions are referred to as the "Transaction Documents."

          NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Termination. The parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein, except as otherwise stated herein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents except as otherwise specified herein.

          2. Principal and Interest. Notwithstanding the foregoing, the Company shall pay the Buyer the purchase price of One Million Dollars ($1,000,000), plus accrued interest as set forth in the Transaction Documents. The terms of repayment shall be set forth in the Promissory Note of even date herewith between the parties.

          3. Payment of Fees. Notwithstanding the termination of the Transaction Documents, all fees paid to the Buyer by the Company pursuant to the Transaction Documents shall be deemed fully earned as August 10, 2004. Any fees not previously paid to the Buyer, if any, shall be paid immediately.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.


                                               SPEECH SWITCH, INC.

                                               By:
                                                   -------------------------
                                               Name:  Bruce Knef
                                               Title: CEO


                                               CORNELL CAPITAL PARTNERS, LP

                                               By:
                                                   -------------------------
                                               Name:  Mark A. Angelo
                                               Title: Portfolio Manager